EXHIBIT 99.1

Amtech Systems Reports Fiscal 2026 Second Quarter Financial Results

AI Product Demand Drives 31% Growth in Net Revenues from Prior Year

Net Income Increased $1.1 Million from 1Q26, Driven by 297 bps Increase in Gross Margin

TEMPE, Ariz., May 7, 2026 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of equipment and consumables enabling AI semiconductor device packaging and advanced substrate fabrication, today reported results for its second quarter ended March 31, 2026.

Fiscal 2026 Second Quarter Financial and Operational Results:

•
Net revenue of $20.5 million
•
Cash of $24.4 million
•
Cash provided by operations of $2.1 million
•
GAAP net income of $1.2 million
•
Non-GAAP net income of $1.5 million(1)
•
Adjusted EBITDA $2.5 million (1)
•
Customer orders of $21.1 million
•
Backlog of $22.3 million

(1) See GAAP to non-GAAP and EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

Management Comments

“AI related equipment demand continued to be very strong in the quarter and allowed us to deliver revenue that was up 8% sequentially and 31% year-over-year,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech. “Second quarter gross margin improved to 48%, an approximately 300 bps increase from the first quarter and an approximately 1100 bps increase from non-GAAP margins in the second quarter of 2025. These results continue to validate the strong operating leverage created by our initiatives to discontinue low margin product-lines and migrate to a semi-fabless manufacturing model over the past two years. The second quarter of fiscal 2026 marks the tenth consecutive quarter of positive operating cash flow.

“We are encouraged by the strong double-digit growth in recurring revenue streams we’ve generated from customer-centric growth initiatives in both of our business segments. This will continue to be an area of focus in addition to capitalizing on our differentiated equipment capabilities for advanced packaging and enterprise board assembly to support the enormous buildout of AI infrastructure. We are extremely well positioned to deliver meaningful shareholder value as we build on the strong financial foundation we’ve established to drive additional growth.”

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q2	Q1	Q2	6 Months	6 Months
	FY 2026	FY 2026	FY 2025	2026	2025
Revenues, net	$20.5	$19.0	$15.6	$39.4	$40.0
Gross profit (loss)	$9.8	$8.5	$(0.3)	$18.3	$9.0
Gross margin	47.7%	44.8%	-2.1%	46.3%	22.6%
Non-GAAP gross profit (1)	$9.8	$8.5	$5.7	$18.3	$15.0
Non-GAAP gross margin (1)	47.7%	44.8%	36.3%	46.3%	37.6%

GAAP net income (loss)	$1.2	$0.1	$(31.8)	$1.3	$(31.5)
GAAP net income (loss) per diluted share	$0.08	$0.01	$(2.23)	$0.09	$(2.21)
Non-GAAP net income (loss) (1)	$1.5	$0.4	$(2.3)	$1.9	$(1.5)
Non-GAAP net income (loss) per diluted share (1)	$0.10	$0.03	$(0.16)	$0.13	$(0.10)

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues increased 8% sequentially from last quarter and 31% from the second quarter of fiscal 2025. Both increases are primarily due to strong demand for reflow equipment used in AI applications. Over 20% of Thermal Processing Solutions revenue in the second quarter of 2026 is related to parts and services.

GAAP gross margin increased by $1.3 million sequentially compared to last quarter and increased by $10.1 million compared to the same prior year period. The increase in both periods is primarily due to the Company’s product line rationalization, with a focus on growing higher-margin product lines, including AI-advanced packaging solutions. Gross margin as a percentage of sales increased to 47.7% in the fiscal 2026 second quarter from 44.8% in the fiscal 2026 first quarter and (2.1)% in the same period of the prior year.

During the second quarter of fiscal 2025, the Company recorded non-cash inventory write-downs driven by weak demand from mature-node semiconductor customers. In addition, $22.9 million was recorded for impairment charges, including $15.3 million in goodwill and $2.6 million in intangible asset impairment charges for the Semiconductor Fabrication Solutions segment, and $5.0 million in goodwill impairment charges for the Thermal Processing Solutions segment.

Selling, General & Administrative (“SG&A”) expenses increased $0.3 million sequentially from the prior quarter and were relatively flat compared to the fiscal 2025 second quarter. The increase from the prior quarter is primarily due to expanding business activities, tax and IT consulting fees.

Research, Development, and Engineering expenses were relatively flat compared to the prior quarter and compared to the same period of the prior year.

GAAP net income for the second quarter of fiscal 2026 was $1.2 million, or $0.08 per share. This compares to GAAP net income of $0.1 million, or $0.01 per share, for the preceding quarter, and GAAP net loss of $31.8 million, or ($2.23) per share, for the second quarter of fiscal 2025. The Company’s GAAP net income includes $0.3 million for foreign currency exchange losses in the second quarter of fiscal 2026, as compared to $0.2 million in the prior quarter, primarily driven by a weakening United States Dollar against the Chinese Renminbi.

Unrestricted cash and cash equivalents at March 31, 2026, were $24.4 million, compared to $17.9 million at September 30, 2025, due primarily to the Company's focus on operational cash generation, working capital optimization, strong accounts receivable collections from customers, and accounts payable management. This increase was partial offset by an additional $0.9 million in inventories to accommodate higher order flow.

Outlook

For the third fiscal quarter ending June 30, 2026, the Company expects revenues in the range of $20.5 to $22.5 million. With the benefit of previously implemented structural and operational cost reduction along with greater contributions from reoccurring sales, Amtech expects to deliver solid operating leverage, resulting in adjusted EBITDA margin in the low double digits.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency, and other Asian currencies. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the foreign currencies. Changes in the value of the foreign currencies in relation to the United States Dollar could cause actual results to differ from expectations.

Share Repurchase Program

On December 9, 2025, the Company’s effectuated a share repurchase program for a period of one-year pursuant to which Amtech may purchase up to $5 million of its common stock. As of today, no shares were repurchased under the program.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET today, May 7, 2026, to discuss fiscal second quarter financial results. The call will be available to interested parties by dialing 1-412-317-6060. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/investor/events shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. (NASDAQ: ASYS) provides equipment, consumables and services for AI semiconductor device packaging and advanced wafer substrate fabrication. Our products include advanced packaging and electronics assembly equipment for applications such as AI GPUs and advanced automotive electronics. Consumable and other solutions are used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon (Si) power devices, digital and analog devices, power electronic packages, advanced semiconductor packages and electronic assemblies. We sell these products to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. To learn more about Amtech, please visit our website at https://www.amtechsystems.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, delivering profitable growth, creating long-term value for our shareholders, long term future prospects, operating results, business strategies, projected costs, the optimization and reduction of structural costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the most recently completed fiscal year-ended September 30, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Amtech Systems may use its website (www.amtechsystems.com), investor relations page (https://www.amtechsystems.com/investors), and LinkedIn page (https://www.linkedin.com/company/amtechsystems) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Amtech Systems press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

In discussing financial results in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). Non-GAAP financial measures may include profitability and operating/net income excluding one-time items, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA (AEBITDA), which excludes equity compensation, and AEBITDA excluding one-time items. These non-GAAP measures are provided as a supplement to GAAP results and offer additional insights into the Company's results and facilitate the comparison of results. All non-GAAP amounts exclude certain adjustments which may include but are not limited to stock compensation expense, severance expense, expenses related to discontinued product lines, gain on the sale of assets, moving expenses, amortization of acquired intangible assets, acquisition expenses, goodwill and intangible asset impairment, inventory write-down of mature node semiconductor products, and any income tax changes related to acquisitions. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Contacts:
Amtech Systems, Inc.
Mark Weaver
Interim Chief Financial Officer
irelations@amtechsystems.com
Darrow Associates Jordan Darrow (631) 766-4528 jdarrow@darrowir.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2026	December 31, 2025	March 31, 2025	2026	2025
Amtech Systems, Inc.
Revenues, net	$20,468	$18,973	$15,580	$39,441	$39,965
GAAP gross profit (loss)	$9,769	$8,493	$(325)	$18,263	$9,038
Non-GAAP gross profit	$9,769	$8,493	$5,661	$18,263	$15,024
GAAP gross margin	48%	45%	(2)%	46%	23%
Non-GAAP gross margin	48%	45%	36%	46%	38%
Operating income (loss)	$1,794	$775	$(31,583)	$2,568	$(31,244)
New orders	$21,149	$20,654	$15,701	$41,803	$33,771
Backlog	$22,252	$21,571	$19,119	$22,252	$19,119
Thermal Processing Solutions Segment
Revenues, net	$14,735	$13,980	$10,575	$28,715	$29,259
GAAP gross profit	$7,129	$6,592	$350	$13,722	$7,680
Non-GAAP gross profit	$7,129	$6,592	$3,912	$13,722	$11,242
GAAP gross margin	48%	47%	3%	48%	26%
Non-GAAP gross margin	48%	47%	37%	48%	38%
Operating income (loss)	$3,159	$2,931	$(8,401)	$6,090	$(5,528)
New orders	$17,004	$16,195	$10,562	$33,199	$23,729
Backlog	$19,139	$16,870	$15,315	$19,139	$15,315
Semiconductor Fabrication Solutions Segment
Revenues, net	$5,733	$4,993	$5,005	$10,726	$10,706
GAAP gross profit (loss)	$2,640	$1,901	$(675)	$4,541	$1,358
Non-GAAP gross profit	$2,640	$1,901	$1,749	$4,541	$3,782
GAAP gross margin	46%	38%	(13)%	42%	13%
Non-GAAP gross margin	46%	38%	35%	42%	35%
Operating income (loss)	$490	$(299)	$(21,077)	$191	$(21,435)
New orders	$4,145	$4,459	$5,139	$8,604	$10,042
Backlog	$3,113	$4,701	$3,804	$3,113	$3,804

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Revenues, net	$20,468	$15,580	$39,441	$39,965
Cost of sales	10,699	15,905	21,178	30,927
Gross profit (loss)	9,769	(325)	18,263	9,038

Selling, general and administrative	7,153	7,115	14,031	15,166
Research, development and engineering	822	832	1,664	1,709
Loss on disposal of fixed assets	—	205	—	229
Goodwill impairment	—	20,353	—	20,353
Intangible asset impairment	—	2,569	—	2,569
Severance expense	—	184	—	256
Operating income (loss)	1,794	(31,583)	2,568	(31,244)

Interest income	117	27	231	31
Interest expense	(9)	(6)	(15)	(13)
Foreign currency (loss) gain	(271)	—	(469)	401
Other	37	22	42	42
Income (loss) before income tax provision	1,668	(31,540)	2,357	(30,783)
Income tax provision	502	272	1,083	717
Net income (loss)	$1,166	$(31,812)	$1,274	$(31,500)

Income (Loss) Per Share:
Net income (loss) per basic share	$0.08	$(2.23)	$0.09	$(2.21)
Net income (loss) per diluted share	$0.08	$(2.23)	$0.09	$(2.21)
Weighted average shares outstanding:
Basic	14,432	14,296	14,397	14,284
Diluted	14,941	14,296	14,832	14,284

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2026	September 30, 2025
Assets
Current Assets
Cash and cash equivalents	$24,417	$17,904
Accounts receivable (less allowance for credit losses of $125 and $113 at March 31, 2026 and September 30, 2025, respectively)	18,933	19,878
Inventories	19,692	18,743
Income taxes receivable	73	80
Other current assets	3,427	3,572
Total current assets	66,542	60,177
Property, Plant and Equipment - Net	9,444	10,227
Right-of-Use Assets - Net	17,332	18,293
Intangible Assets - Net	1,003	1,091
Goodwill	908	908
Deferred Income Taxes - Net	1,023	1,023
Other Assets	1,144	1,154
Total Assets	$97,396	$92,873
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$9,749	$7,735
Accrued compensation and related taxes	2,088	1,609
Accrued warranty expense	324	394
Other accrued liabilities	862	726
Current maturities of finance lease liabilities and long-term debt	144	126
Current portion of long-term operating lease liabilities	2,171	1,903
Contract liabilities	6,902	6,461
Income taxes payable	961	1,528
Total current liabilities	23,201	20,482
Finance Lease Liabilities and Long-Term Debt	129	168
Long-Term Operating Lease Liabilities	16,311	17,316
Income Taxes Payable	417	663
Other Long-Term Liabilities	1,339	859
Total Liabilities	41,397	39,488
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,497,089 and 14,354,797 at March 31, 2026 and September 30, 2025, respectively	145	144
Additional paid-in capital	130,856	130,057
Accumulated other comprehensive loss	(419)	(959)
Retained deficit	(74,583)	(75,857)
Total Shareholders’ Equity	55,999	53,385
Total Liabilities and Shareholders’ Equity	$97,396	$92,873

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended March 31,
	2026	2025
Operating Activities
Net income (loss)	$1,274	$(31,500)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,241	1,573
Write-down of inventory	452	6,618
Goodwill impairment	—	20,353
Intangible asset impairment	—	2,569
Non-cash share-based compensation expense	577	623
Loss on disposal of fixed assets	—	229
Provision for allowance for credit losses	12	63
Changes in operating assets and liabilities:
Accounts receivable	933	5,736
Inventories	(1,402)	(556)
Other assets	1,116	1,639
Accounts payable	2,182	(253)
Accrued income taxes	(806)	(167)
Accrued and other liabilities	176	(1,093)
Contract liabilities	441	(2,757)
Net cash provided by operating activities	6,196	3,077
Investing Activities
Purchases of property, plant and equipment	(475)	(152)
Net cash used in investing activities	(475)	(152)
Financing Activities
Proceeds from the exercise of stock options	512	150
Payments on long-term debt	(79)	(47)
Borrowings on long-term debt	21	—
Payment of payroll taxes on stock-based compensation through shares withheld	(175)	—
Net cash provided by financing activities	279	103
Effect of Exchange Rate Changes on Cash and Cash Equivalents	513	(688)
Net Increase in Cash and Cash Equivalents	6,513	2,340
Cash and Cash Equivalents, Beginning of Period	17,904	11,086
Cash and Cash Equivalents, End of Period	$24,417	$13,426

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2026	December 31, 2025	March 31, 2025	2026	2025
Amtech Systems, Inc. Gross Profit (Loss):
GAAP gross profit (loss)	$9,769	$8,493	$(325)	$18,263	$9,038
Inventory write-down of mature node semiconductor products	-	-	5,986	-	5,986
Non-GAAP gross profit	$9,769	$8,493	$5,661	$18,263	$15,024

GAAP gross margin	48%	45%	(2)%	46%	23%
Non-GAAP gross margin	48%	45%	36%	46%	38%

Thermal Processing Solutions Segment Gross Profit:
GAAP gross profit	$7,129	$6,592	$350	$13,722	$7,680
Inventory write-down of mature node semiconductor products	-	-	3,562	-	3,562
Non-GAAP gross profit	$7,129	$6,592	$3,912	$13,722	$11,242

GAAP gross margin	48%	47%	3%	48%	26%
Non-GAAP gross margin	48%	47%	37%	48%	38%

Semiconductor Fabrication Solutions Segment Gross Profit (Loss):
GAAP gross profit (loss)	$2,640	$1,901	$(675)	$4,541	$1,358
Inventory write-down of mature node semiconductor products	-	-	2,424	-	2,424
Non-GAAP gross profit	$2,640	$1,901	$1,749	$4,541	$3,782

GAAP gross margin	46%	38%	(13)%	42%	13%
Non-GAAP gross margin	46%	38%	35%	42%	35%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2026	December 31, 2025	March 31, 2025	2026	2025
Consolidated Net Income (Loss):
GAAP net income (loss)	$1,166	$108	$(31,812)	$1,274	$(31,500)
Inventory write-down of mature node semiconductor products	-	-	5,986	-	5,986
Amortization of acquired intangible assets	27	27	107	54	215
Stock compensation expense	328	249	290	577	623
Goodwill impairment	-	-	20,353	-	20,353
Intangible asset impairment	-	-	2,569	-	2,569
Severance expense	-	-	184	-	256
Non-GAAP net income (loss)	$1,521	$384	$(2,323)	$1,905	$(1,498)

Net Income (Loss) per Diluted Share:
GAAP net income (loss) per diluted share	$0.08	$0.01	$(2.23)	$0.09	$(2.21)
Inventory write-down of mature node semiconductor products	-	-	0.42	-	0.42
Amortization of acquired intangible assets	-	-	0.01	-	0.02
Stock compensation expense	0.02	0.02	0.02	0.04	0.04
Goodwill impairment	-	-	1.43	-	1.43
Intangible asset impairment	-	-	0.18	-	0.18
Severance expense	-	-	0.01	-	0.02
Non-GAAP net income (loss) per diluted share	$0.10	$0.03	$(0.16)	$0.13	$(0.10)

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

	Three Months Ended March 31, 2026	Six Months Ended March 31, 2026
Amtech Systems, Inc. EBITDA:
GAAP net income	$1,166	$1,274
Interest income	(116)	(231)
Interest expense	8	15
Income tax provision	502	1,083
Depreciation and amortization expense	627	1,241
EBITDA	2,187	3,382

Stock compensation expense	328	577
Adjusted EBITDA	$2,515	$3,959